SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004 (November 15, 2004)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, the Board of Directors of Massey Energy Company (the “Registrant”) duly appointed Dr. John C. Baldwin as a Class I director to serve until the Annual Meeting of the Registrant’s shareholders in 2006. He has been named to the Audit Committee and the Governance and Nominating Committee of the Board of Directors. Dr. Baldwin, 56, currently serves as Associate Provost of Dartmouth University, where he holds a tenured professorship. Prior to his promotion to Associate Provost, Dr. Baldwin served as Dean of Dartmouth Medical School, from 1998 to 2002. Dr. Baldwin also serves as a corporate director and a member of the Audit Committee of the Houston Trust Company and Quest Diagnostics, Inc. The Registrant’s press release dated November 15, 2004 is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2004, the Board of Directors of the Registrant approved an amendment to Section 3.02 of the Registrant’s Restated Bylaws increasing the number of authorized board members from seven to eight. The full text of the Restated Bylaws, as amended as of November 15, 2004, is attached as Exhibit 3.i to this report and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

3.i	Restated Bylaws, as amended as of November 15, 2004.

99.1	Press release dated November 15, 2004 issued by the Registrant entitled “Massey Energy Declares Dividend and Appoints New Director.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 17, 2004	By:	/s/ Thomas J. Dostart

	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

3.i	Restated Bylaws, as amended as of November 15, 2004.

99.1	Press release dated November 15, 2004 issued by the Registrant entitled “Massey Energy Declares Dividend and Appoints New Director.”